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                                                                    Exhibit 10.7


                              AMENDED AND RESTATED
                            STOCK BUY BACK AGREEMENT


                  This AMENDED AND RESTATED STOCK BUY BACK Agreement (this "AGREEMENT") is made and entered into as of September 30, 2001 by and among Technical Consumer Products, Inc., an Ohio corporation (the "COMPANY"), Practical Innovations, Inc., a Delaware corporation ("PRACTICAL"), and Andrzej Bobel, an individual resident of Illinois ("BOBEL"), and amends and restates that certain stock buy back agreement, dated as of April 1, 2001 (the "ORIGINAL STOCK BUY BACK AGREEMENT") by and between Bobel and the Company.


                                    RECITALS

                  A. Bobel is the President of Practical.

                  B. The Company, Practical and Bobel are parties to a license agreement, dated as of March 1, 2000 (the "2000 LICENSE AGREEMENT"), pursuant to which Practical granted the Company both an exclusive and a non-exclusive license to use certain of Practical's technology in exchange for, among other things, the issuance to Bobel of ten (10) fully paid and non-assessable shares of the Company's common shares, without par value per share (the "COMMON SHARES"), which represented five percent of the Company's then outstanding Common Shares.

                  C. On May 23, 2001, the Company, Practical and Bobel entered into a new license agreement (the "2001 LICENSE AGREEMENT"), which incorporated the terms of the 2000 License Agreement and a license agreement dated June 18, 1996 by and among the Company, Practical and Bobel, as amended on November 13, 1998 (the "1996 LICENSE AGREEMENT"), pursuant to which the Company's exclusive license under the 2000 License Agreement was converted to a non-exclusive license.

                  D. Simultaneously with the execution of this Agreement, the Company, Practical and Bobel amended and restated the 2001 License Agreement to, among other things, increase certain payments due Practical (the "AMENDED AND RESTATED LICENSE AGREEMENT," together with the 2001 License Agreement, the 2000 License Agreement, the 1996 License Agreement, and any other license agreements between the Company and Practical and/or Bobel, the "LICENSE AGREEMENTS").

                  E. In connection with the 2001 License Agreement, Bobel and the Company entered into the Original Stock Buy Back Agreement, pursuant to which Bobel agreed to sell, and the Company agreed to purchase, Bobel's ten (10) Common Shares for $500.00 on September 30, 2001.

                  F. The Company and Bobel desire that the terms of the Original Stock Buy Back Agreement be amended and restated by this Agreement.

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                  G. Bobel desires to sell, and the Company desires to purchase, the ten (10) Common Shares owned by Bobel (the "PURCHASED SHARES"), which represent all of the Common Shares owned by Bobel.

                                    AGREEMENT

                  NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              ARTICLE 1: SALE AND PURCHASE OF THE PURCHASED SHARES

                  1.1 SALE AND PURCHASE. Subject to the terms and conditions set forth herein, concurrently with the execution of this Agreement, Bobel will sell to the Company, and the Company will purchase from Bobel, all of the Purchased Shares, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restrictions or limitations, including, without limitation, any restriction on the right to vote, sell or otherwise dispose of the Purchased Shares (collectively, "LIENS"), for $500.00 and other good and valuable consideration, including the conversion of the exclusive license pursuant to the terms of the 2001 License Agreement into a non-exclusive license.

                  1.2 DELIVERIES. Concurrently with the execution of this Agreement, Bobel will deliver to the Company (a) a share certificate representing Bobel's ten (10) Common Shares, with a duly executed stock power attached in proper form for transfer of the Purchased Shares to the Company, and
(b) any other documents that are necessary to transfer to the Company good and valid title to the Purchased Shares, free and clear of Liens, and the Company will pay Bobel $500.00 in cash.

                         ARTICLE 2: REPRESENTATIONS AND
                        WARRANTIES OF PRACTICAL AND BOBEL

                  Practical and Bobel represent and warrant to the Company as follows:

                  2.1 VALIDITY AND ENFORCEABILITY. Each of Practical and Bobel has the capacity or the requisite power and authority, as the case may be, to execute, deliver and perform such party's obligations under this Agreement. This Agreement has been duly executed and delivered by each of Practical and Bobel and, assuming due authorization, execution and delivery by the Company, represents the legal, valid and binding obligation of each of Practical and Bobel, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors' rights and remedies generally.

                  2.2 TITLE. Bobel has good and marketable title to the Purchased Shares, free and clear of all Liens. Upon the consummation of the transactions contemplated by this Agreement, the Company will acquire good and valid title to the Purchased Shares, free and clear of all Liens.


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                  2.3 NO CONFLICT. Bobel represents that the execution and
delivery by him of this Agreement and the performance by him of his obligations hereunder will not violate (i) any provision of any applicable law, or (ii) any provision of any indenture, agreement or other instrument to which he or any of his properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien or other encumbrance of any nature whatsoever upon any of his properties or assets. Practical represents that the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite corporate action and will not violate
(i) any provision of any law applicable to it, (ii) any of its constituent documents, or (iii) any provision of any indenture, agreement or other instrument to which it or any of its subsidiaries or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien or other encumbrance of any nature whatsoever upon any of its properties or assets.

                  2.4 INVESTMENT REPRESENTATIONS. Bobel is an "accredited investor" within the meaning of Rule 501(a) of Regulation D of the Securities Act of 1933, as amended. Bobel represents that: (i) he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Shares; (ii) he has received all the information he has requested from the Company and considers necessary or appropriate for deciding whether to sell the Purchased Shares, including, without limitation, the audited financial statements of the Company for fiscal 1999 and 2000 prepared by Grant Thornton, LLP; and (iii) he has had the opportunity to discuss the Company's business, management and financial affairs with its management. Bobel acknowledges that the Company is contemplating conducting an initial public offering of its Common Shares, is preparing and anticipates filing a registration statement with the Securities and Exchange Commission ("SEC") in connection with such public offering, and that if such public offering is completed, the Company may sell its shares in the public offering at a price that is higher than the purchase price for the Purchased Shares.

            ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to Practical and Bobel as follows:

                  3.1 VALIDITY AND ENFORCEABILITY. The Company has the requisite power and authority to deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each of Practical and Bobel, represents the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors' rights and remedies generally.

                  3.2 NO CONFLICT. The Company represents that the Company's purchase of the Purchased Shares has been approved by the Company's board of directors and shareholders and the execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all other requisite corporate action and will not violate


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(i) any provision of any law applicable to it, (ii) any of its constituent documents, or (iii) any provision of any indenture, agreement or other instrument to which it or any of its subsidiaries or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien or other encumbrance of any nature whatsoever upon any of its properties or assets.

                        ARTICLE 4: ADDITIONAL AGREEMENTS

                  4.1 RELEASE BY PRACTICAL AND BOBEL. Except as otherwise set forth in this Agreement, each of Practical and Bobel hereby fully, finally and forever releases, discharges, quit claims and covenants not to sue, and otherwise agrees not to enforce any claim, cause of action, right, title or interest of any kind and every description against the Company and its officers, directors, employees, shareholders, agents, representatives, attorneys, accountants, affiliates, successors and assigns, of, from and with respect to any and all claims, demands, claims for relief, actions, causes of action, suits, arbitrations, demands, proceedings, debts, obligations, liabilities, damages, losses, costs, attorneys' fees, and expenses of any kind, character or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of, or otherwise in connection with the sale by Bobel of the Purchased Shares to the Company, or otherwise arising under the Original Stock Buy Back Agreement.

                  4.2 RELEASE BY THE COMPANY. Except as otherwise set forth in this Agreement, the Company hereby fully, finally and forever releases, discharges, quit claims and covenants not to sue, and otherwise agrees not to enforce any claim, cause of action, right, title or interest of any kind and every description against Bobel or Practical and Practical's officers, directors, employees, shareholders, agents, representatives, attorneys, accountants, affiliates, successors and assigns, of, from and with respect to any and all claims, demands, claims for relief, actions, causes of action, suits, arbitrations, demands, proceedings, debts, obligations, liabilities, damages, losses, costs, attorneys' fees, and expenses of any kind, character or nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of, or otherwise in connection with the sale by Bobel of the Purchased Shares to the Company, or otherwise arising under the Original Stock Buy Back Agreement.

                  4.3 TAXES.

                      (a) Bobel acknowledges and agrees that the Company and its shareholders plan to revoke the S corporation status of the Company immediately prior to the closing of the Company's contemplated public offering and, as a result, the Company will be a "C corporation" (as defined in section 1361(a)(2) of the Internal Revenue Code of 1986 (the "CODE")) on the date on which the S corporation status of the Company will terminate pursuant to section 1362(d) of the Code (the "TERMINATION DATE").

                      (b) Bobel hereby consents to and upon the Company's request will agree to the revocation by the Company of its S corporation election under section 1362(a) of the Code and the election to close the books upon S corporation termination under section 1362(e)(3) of the Code.



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                      (c) Bobel hereby acknowledges and agrees that following
         the purchase of the Purchased Shares contemplated hereby, the Company may make distributions to its shareholders of record, including, without limitation, distributions of the Company's undistributed S corporation taxable income and/or retained earnings. Following the repurchase of the Purchased Shares and before expiration of one year following the revocation by the Company of its S corporation status, Bobel will be entitled to a payment equal to such share of S corporation distributions made by the Company solely to its shareholders who were shareholders of record while the Company was an S corporation, that is proportionate to his ownership of the Company and as it relates solely to periods during which he was a shareholder of record of the Company. Bobel agrees to enter into such tax indemnification agreements with the Company that the Company and its shareholders enter into in connection with the revocation of the Company's S corporation status as contemplated by this Section 4.3.

                  4.4 GENERAL INDEMNIFICATION OBLIGATIONS. Bobel will indemnify and hold harmless the Company and its officers, directors, employees, agents, representatives, successors and assigns from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, taxes, costs, fees, expenses (including reasonable attorneys' fees) and disbursements (collectively "LOSSES") actually sustained by any of such persons based upon, arising out of or otherwise in respect of any inaccuracies in any representation or warranty, or any breach of covenant or agreement, of Practical or Bobel contained in this Agreement. The Company will indemnify and hold harmless Bobel from and against any and all Losses actually sustained by Bobel based upon, arising out of or otherwise in respect of any inaccuracies in any representation or warranty, or any breach of any covenant or agreement, of the Company contained in this Agreement.

                            ARTICLE 5: MISCELLANEOUS

                  5.1 INTEGRATION, MODIFICATION AND WAIVER. This Agreement amends and restates the Original Stock Buy Back Agreement and contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes and replaces the Original Stock Buy Back Agreement and any other prior agreements, understandings or promises relating to the subject matter hereof. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by the Company, Practical and Bobel. No waiver of any of the provisions of this Agreement will be deemed to be or will constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

                  5.2 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                  5.3 SEVERABILITY. Neither the Company, Bobel nor Practical will contest the validity of this Agreement. If any provision of this Agreement or the application of any provision hereof to any party or circumstance will, to any extent, be adjudged invalid or unenforceable, the application of the remainder of such provision to such party or circumstance,


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the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement will not be affected thereby.

                  5.4 NO ASSIGNMENT. The rights and obligations of the parties hereunder may not be assigned without the prior written consent of the other parties hereto. Notwithstanding the previous sentence, the Company may, without the prior written consent of Practical or Bobel, assign its rights under this Agreement to any assignee of or successor to substantially all of the business or the assets of the Company or any direct or indirect subsidiary thereof.

                  5.5 THIRD PARTIES. Except with respect to the rights under
Section 4.4 of this Agreement, nothing expressed or implied in this Agreement is intended, or is to be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

                  5.6 FURTHER INSTRUMENTS AND ACTIONS. The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each party hereto will cooperate affirmatively with all other parties hereto, to the extent reasonably requested by such parties, to enforce rights and obligations herein provided. Bobel will vote his Common Shares and, if necessary, execute such written consents of the Company's shareholders, necessary to authorize the Company to purchase the Purchased Shares. The Company will notify Bobel about any S corporation distributions stipulated in Section 4.3 of this Agreement and the Company will transfer to Bobel all proceeds due as a result of such distributions, as directed and instructed by Bobel.

                  5.7 NOTICES. All notices and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered in person or five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service, to the appropriate party at the address or facsimile number specified below:

                           If to Practical or Bobel:

                                    Practical Innovations, Inc.
                                    640 Leland Court
                                    Lake Forest, Illinois 60045
                                    Attention:  Mr. Andrzej Bobel
                                    Facsimile No.: (847) 615-8776


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                           If to the Company:

                                    Technical Consumer Products, Inc.
                                    300 Lena Drive
                                    Aurora, Ohio 44202
                                    Attention:  Mr. Ellis Yan
                                    Facsimile No.:  (330) 995-6188

                                    with a copy to:

                                    Jones, Day, Reavis & Pogue
                                    North Point
                                    901 Lakeside Avenue
                                    Cleveland, Ohio 44114
                                    Attention:  Erin E. Karzmer, Esq.
                                    Facsimile No.:  (216) 579-0212

                  Any party hereto may change its address or facsimile number for the purposes of this Section 5.7 by giving notice as provided herein.

                  5.8 GOVERNING LAW. This Agreement is made under and will be construed and interpreted in accordance with and governed by the internal laws of the State of Illinois.

                  5.9 HEADINGS. The headings contained in this Agreement are included for purposes of convenience only, and will not affect the meaning or interpretation of this Agreement.

                  5.10 FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

                  5.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                       [SIGNATURES ON THE FOLLOWING PAGE]




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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   TECHNICAL CONSUMER PRODUCTS, INC.



                                   By: /s/ Ellis Yan
                                      -----------------------------------------
                                        Ellis Yan
                                        President and Chief Executive Officer


                                   PRACTICAL INNOVATIONS, INC.



                                   By: /s/ Andrzej Bobel
                                      -----------------------------------------
                                        Andrzej Bobel
                                        President


                                     /s/ Andrzej Bobel
                                    -------------------------------------------
                                    ANDRZEJ BOBEL, in his individual capacity